UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 24, 2009

STEELCASE INC.
(Exact name of registrant as specified in its charter)

Michigan	1-13873	38-0819050
(State or other jurisdiction	(Commission File Number)	(IRS employer identification number)
of incorporation)

901 44th Street SE
Grand Rapids, Michigan	49508
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (616) 247-2710
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure
During fiscal 2009, the company completed a review of certain indirect manufacturing costs to determine the consistency of classification of these costs across our business units and reportable segments. Based on our analysis, we adjusted our results to reclassify certain costs which resulted in an increase to costs of sales and a decrease to operating expenses.
Steelcase Inc. is making available additional historical financial information in the format of the revised classifications of cost of sales and operating expenses as reported in Steelcase’s 2009 Form 10-K. The information provided includes:
Five Year Segment Detail
Two Year Segment Detail by Quarter
Five Year Consolidated Statements of Operations
Five Year Consolidated Balance Sheet
Five Year Consolidated Statements of Cash Flows
This information can be found at ir.steelcase.com in the Events and Presentations section.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Steelcase Inc.

Date: April 24, 2009	/S/ MARK T. MOSSING

Mark T. Mossing
Corporate Controller and Chief Accounting Officer
(Duly Authorized Officer and Principal Financial Officer)